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                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK

                                       OF

                            CLINTRIALS RESEARCH INC.

                                       AT

                              $6.00 NET PER SHARE

                                       BY

                            INDIGO ACQUISITION CORP.
                          A WHOLLY OWNED SUBSIDIARY OF

                        INVERESK RESEARCH (CANADA) INC.
                          A WHOLLY OWNED SUBSIDIARY OF

                        INVERESK RESEARCH GROUP LIMITED

  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
         TIME, ON MONDAY, APRIL 2, 2001, UNLESS THE OFFER IS EXTENDED.

                                                                   March 5, 2001

To Brokers, Dealers, Commercial Banks,
  Trust Companies and other Nominees:

     We have been engaged by Indigo Acquisition Corp., a Delaware corporation ("Purchaser"), which is a wholly owned subsidiary of Inveresk Research (Canada) Inc., a corporation organized under the laws of Canada ("Inveresk Canada"), which in turn is a wholly owned subsidiary of Inveresk Research Group Limited, a company organized under the laws of Scotland ("Parent"), to act as Dealer Manager in connection with Purchaser's offer to purchase all outstanding shares of common stock, par value $0.01 per share (the "Shares"), of ClinTrials Research Inc., a Delaware corporation (the "Company"), at $6.00 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase dated March 5, 2001 (the "Offer to Purchase"), and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") enclosed herewith. Please furnish copies of the enclosed materials to those of your clients for whom you hold Shares registered in your name or in the name of your nominee.

     The Offer is being made in accordance with an Agreement and Plan of Merger (the "Merger Agreement"), dated as of February 22, 2001, by and among Parent, Purchaser and the Company. The Merger Agreement provides for, among other things, the making of the Offer by Purchaser, and further provides that Purchaser will merge with and into the Company (the "Merger") as soon as practicable following the satisfaction or waiver of each of the conditions to the Merger set forth in the Merger Agreement. Following the Merger, the Company will continue as the surviving corporation, wholly owned by Inveresk Canada, and the separate corporate existence of Purchaser will cease.

     THE BOARD OF DIRECTORS OF THE COMPANY, AT A MEETING HELD ON FEBRUARY 22, 2001, BY UNANIMOUS VOTE DETERMINED THAT THE TERMS OF THE OFFER AND THE MERGER ARE FAIR TO AND IN THE BEST INTERESTS OF THE COMPANY AND THE COMPANY'S STOCKHOLDERS, APPROVED THE MERGER AND THE OTHER TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT AND APPROVED THE MERGER AGREEMENT. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE COMPANY'S STOCKHOLDERS ACCEPT THE OFFER, TENDER THEIR SHARES IN RESPONSE TO THE OFFER AND, IF
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REQUIRED UNDER DELAWARE LAW OR THE COMPANY'S CERTIFICATE OF INCORPORATION OR
BYLAWS, VOTE TO ADOPT THE MERGER AGREEMENT.

     THE OFFER IS CONDITIONED UPON, AMONG OTHER THINGS, (A) A NUMBER OF SHARES BEING VALIDLY TENDERED AND NOT WITHDRAWN ON THE APPLICABLE EXPIRATION DATE (AS DEFINED IN THE OFFER TO PURCHASE) OF THE OFFER THAT, TOGETHER WITH ANY SHARES OWNED BY PARENT OR ANY OF ITS AFFILIATES (INCLUDING PURCHASER), REPRESENTS AT LEAST A MAJORITY OF THE TOTAL NUMBER OF ALL OUTSTANDING SHARES PLUS ALL SHARES ISSUABLE UPON EXERCISE OF OPTIONS AND OTHER SIMILAR RIGHTS TO PURCHASE SHARES AND (B) THE RECEIPT OF APPROVALS REQUIRED BY OR THE EXPIRATION OR TERMINATION OF THE APPLICABLE WAITING PERIOD UNDER UNITED STATES AND EUROPEAN ANTITRUST AND COMPETITION LAWS. THE OFFER IS ALSO SUBJECT TO THE SATISFACTION OR WAIVER OF CERTAIN OTHER CONDITIONS. SEE SECTIONS 1 AND 13 OF THE OFFER TO PURCHASE.

     For your information and for forwarding to your clients for whom you hold Shares registered in your name or in the name of your nominee, we are enclosing the following documents:

          1. Offer to Purchase dated March 5, 2001;

          2. Letter of Transmittal to be used by stockholders of the Company in accepting the Offer (facsimile copies of the Letter of Transmittal may be used to tender Shares);

          3. Notice of Guaranteed Delivery to be used to accept the Offer if certificates for the Shares and all other required documents cannot be delivered to SunTrust Bank (the "Depositary"), or if the procedures for book-entry transfer cannot be completed, by the Expiration Date or the expiration of any Subsequent Offering Period (each as defined in the Offer to Purchase);

          4. A printed form of letter which may be sent to your clients for whose accounts you hold Shares registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Offer;

          5. A letter to stockholders of the Company from Paul Ottaviano, President and Chief Executive Officer of the Company, together with a Solicitation/Recommendation Statement on Schedule 14D-9 dated March 5, 2001, which has been filed by the Company with the Securities and Exchange Commission which includes the recommendation of the Board of Directors of the Company that stockholders accept the Offer and tender their Shares to Purchaser pursuant to the Offer;

          6. Guidelines of the Internal Revenue Service for Certification of Taxpayer Identification Number on Substitute Form W-9; and

          7. A return envelope addressed to the Depositary.

     Upon the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of any such extension or amendment), Purchaser will accept for payment and pay for any Shares validly tendered (and not properly withdrawn) prior to the Expiration Date, or any Subsequent Offering Period, when permitted, when, as and if Purchaser gives oral or written notice to the Depositary of Purchaser's acceptance of such Shares for payment pursuant to the Offer. If on the Expiration Date the number of Shares that have been properly tendered and not subsequently withdrawn represents more than 50% but less than 90% of the outstanding Shares (calculated on a fully diluted basis), Purchaser intends to elect to provide a Subsequent Offering Period pursuant to Rule 14d-11 of the Securities Exchange Act of 1934, as amended. In all cases payment for any Shares purchased pursuant to the Offer will be made only after timely receipt by the Depositary of (i) certificates for those Shares, or a timely confirmation of a book-entry transfer of such Shares into the Depositary's account at The Depository Trust Company, pursuant to the procedures described in Section 3 of the Offer to Purchase, (ii) the Letter of Transmittal or a manually signed facsimile of the Letter of Transmittal properly completed and duly executed with any required signature guarantees, or, in the case of a book-entry transfer, an Agent's Message (as defined in the Offer to Purchase) and (iii) all other documents required by the Letter of Transmittal. Accordingly, tendering stockholders may be paid at different times depending upon when certificates for Shares or Book-Entry Confirmations (as defined in the Offer to Purchase) with respect to Shares are actually received by the Depositary. UNDER NO CIRCUMSTANCES WILL PURCHASER PAY INTEREST ON THE PURCHASE PRICE OF THE SHARES
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TO BE PAID BY THE PURCHASER, REGARDLESS OF ANY EXTENSION OF THE OFFER OR ANY
DELAY IN PAYING FOR SHARES.

     Purchaser will not pay any fees or commissions to any broker or dealer or other person (other than the Depositary, the Information Agent and the Dealer Manager as described in the Offer to Purchase) for soliciting tenders of the Shares pursuant to the Offer. Purchaser will, however, upon request, reimburse brokers, dealers, commercial banks and trust companies for customary mailing and handling costs incurred by them in forwarding the enclosed materials to their customers.

     Purchaser will pay or cause to be paid all stock transfer taxes applicable to its purchase of the Shares pursuant to the Offer, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

     WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. PLEASE NOTE THAT THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON MONDAY, APRIL 2, 2001, UNLESS THE OFFER IS EXTENDED.

     In order to take advantage of the Offer, (i) a duly executed and properly completed Letter of Transmittal (or a manually signed facsimile thereof), with any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase) in connection with a book-entry transfer of the Shares, and any other required documents, should be sent to the Depositary and (ii) certificates representing the tendered Shares should be delivered or tendered by book-entry transfer, all in accordance with the Instructions set forth in the Letter of Transmittal and in the Offer to Purchase.

     If holders of the Shares wish to tender, but it is impracticable for them to forward their certificates or other required documents or to complete the procedures for delivery by book-entry transfer prior to the Expiration Date, a tender may be effected by following the guaranteed delivery procedures specified in Section 3 of the Offer to Purchase.

     Any inquiries you may have with respect to the Offer should be addressed to, and additional copies of the enclosed materials may be obtained from, the Information Agent or the undersigned at the addresses and telephone numbers set forth on the back cover of the Offer to Purchase.

                                          Very truly yours,

                                          Bear, Stearns & Co. Inc.

     NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU AS AN AGENT OF PURCHASER, PARENT, INVERESK CANADA, THE COMPANY, THE DEALER MANAGER, THE INFORMATION AGENT, THE DEPOSITARY, OR ANY AFFILIATE OF ANY OF THE FOREGOING, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.

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